Exhibit 10.6

AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (the “Agreement”), dated as of the 27th day of October, 2005, by and between HAPS USA, Inc., a Utah corporation (“HAPS”), and PGMI, Inc., a Delaware corporation (“PGMI”), and the shareholders of PGMI (“Shareholders”), with reference to the following:

A.                                   HAPS is a Utah corporation organized on March 9, 1972.  HAPS has authorized capital stock of 900,000,000 shares, no par value per share, 750,000,000 of which are authorized for the issuance of common stock (“HAPS Common Stock”) and 150,000,000 of which are authorized for the issuance of preferred stock (“HAPS Preferred Stock”). Of the HAPS Preferred Stock, 6,000,000 shares have been designated as Class A convertible preferred stock (“HAPS Class A Stock”), 5,000,000 shares have been designated as Class B convertible preferred stock (“HAPS Class B Stock”), 116,595,760 shares have been designated as Class E convertible preferred stock (HAPS Class E Stock) and 1,200,000 shares have been designated as Class C convertible preferred stock (HAPS Class C Stock). Of such shares, 19,381,060 shares of HAPS Common Stock and 3,018,760 shares of HAPS Class A Stock are issued and outstanding.

B.                                     PGMI is a privately held corporation organized under the laws of the State of Delaware on June 10, 2003. PGMI is authorized to issue only one class of stock. PGMI has authorized capital stock of 100,000 shares of common stock, $ 0.0001 par value (“PGMI Common Stock”). Of such shares, 10,000 shares of PGMI Common Stock are issued and outstanding.

C.                                     The respective Boards of Directors of HAPS and PGMI have deemed it advisable and in the best interests of HAPS and PGMI and their respective shareholders that PGMI be acquired by HAPS, pursuant to the terms and conditions set forth in this Agreement.

D.                                    HAPS and PGMI propose to enter into this Agreement which provides among other things that all of the outstanding shares of PGMI Common Stock be acquired by HAPS, in exchange for 81,255,990 shares of HAPS Class E convertible preferred stock (the “HAPS Class E Stock”) and such additional items as more fully described in the Agreement.

E.                                      The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a) (1) (B) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1
THE ACQUISITION

1.01                           At the Effective Time (as defined in Section 2.01), subject to the terms and conditions herein, each share of PGMI Common Stock issued and outstanding immediately prior to the Effective Time shall be acquired by HAPS in exchange for 97,059,998 fully paid and nonassessable shares of HAPS Class E Stock (the exchange of all shares of PGMI Common Stock for HAPS Shares shall constitute the “Exchange”). The HAPS Class E Stock shall be issued to the shareholders in the amounts set forth opposite their respective names on Exhibit A to this Agreement. In accordance with the Certificate of Designation for the HAPS Class E Stock, the form of which is attached hereto as Exhibit B to this Agreement, each share of HAPS Class E Stock shall be (i) convertible into five (5) shares of restricted common stock two years after its issuance and (ii) be entitled to five votes per share on all matters presented to the shareholders of HAPS for their vote or consent.

1.02                           As of the Effective Time, each outstanding stock certificate that immediately prior to the Effective Time representing shares of PGMI Common Stock shall be deemed for all purposes to evidence ownership and to represent the number of shares of HAPS Class E Stock for which such shares of PGMI Common Stock have been exchanged pursuant to Section 1.01. The record holder of each outstanding certificate representing shares of PGMI Common Stock shall, after the Effective Time, be entitled to vote the HAPS Class E Stock for which such shares of PGMI Common Stock have been exchanged on any matters on which the holders of the HAPS Shares are entitled to vote. After the Effective Time, the holders of certificates evidencing outstanding shares of PGMI Common Stock immediately prior to the Effective Time shall deliver such certificates of PGMI Common Stock, duly endorsed so as to make HAPS the sole holder thereof, free and clear of all claims, and encumbrances and HAPS shall deliver a transmittal letter to the transfer agent of HAPS directing the issuance of the HAPS Class E Stock to the shareholders of PGMI as set forth on Exhibit A of this Agreement.  Any shares of HAPS Class E Stock issued pursuant to this Agreement, and the shares of HAPS Common Stock into which they may be converted, will not be transferable except (a) pursuant to an effective registration statement under the Securities Act or (b) upon receipt by HAPS of a written opinion of counsel for the holder reasonably satisfactory to HAPS to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and relevant state securities laws.  Restrictive legends shall be placed on all certificates representing HAPS Class E Stock issued pursuant to this Agreement, and the shares of HAPS Common Stock into which they may be converted, as set forth in Section 11.02.

In the event any certificate for PGMI Common Stock has been lost, stolen or destroyed, HAPS shall issue and pay in exchange for such lost, stolen or destroyed certificate, promptly following its receipt of an affidavit of that fact by the holder thereof, such shares of HAPS Class E Stock as may be required pursuant to this Agreement.

1.03                           Following the Effective Time, there will be a total of 19,381,060 shares of HAPS Common Stock, 5,140,290 shares of HAPS Class A Preferred Stock, and 97,059,998 shares of HAPS Class E Stock issued and outstanding. All of HAPS Common Stock shall be held by shareholders of HAPS. Of the HAPS Class A Preferred Stock, 3,018,760 shares will have been issued to the shareholders of HAPS, and 1,591,148, and 530,382 shares will have been issued to Antaeus Capital, LLC, and CCC Interests Limited, respectively, pursuant to Section 3.14 of this Agreement. All of HAPS Class E Stock shares will have been issued to the Shareholders as set forth in Exhibit A to this Agreement.

1.04                           Following the Effective Time, PGMI will be a wholly owned subsidiary of HAPS.

ARTICLE 2
THE CLOSING

2.01                           Subject to the terms and conditions herein, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at Snell & Wilmer LLP, 600 Anton Blvd. Suite 1400, Costa Mesa, CA 92626-7689 on or before November 15, 2005 (the “Closing Date”) or at such other place or date and time as may be agreed to in writing by the parties hereto at the earliest practicable time after satisfaction or waiver of the conditions hereof, but in no event later than fifteen (15) days after such conditions have been satisfied or waived.  On the Closing Date, or as soon thereafter as practicable, to effect the Exchange, HAPS will cause the Articles of Exchange to be filed with the Utah Secretary of State in accordance with the laws of Utah. The Exchange shall be effective at such time that the Articles of Exchange is filed with the Utah Secretary of State, or such later time that the parties specify in such documents on file with such State (the “Effective Time” or “Effective Date”).

2.02                           The following conditions are a part of this Agreement and must be completed on or as of the Closing Date, or such other date specified by the parties:

(a)                                  Immediately after Closing, the Board of Directors of HAPS shall appoint the following individuals as members of the Board of Directors:

Eiichi Kanemoto

Shinichi Kanemoto

Gakushin Kanemoto

(b)                                 Immediately following the appointment of the individuals listed in Section 2.02(a) above to the Board of Directors, Antoine Gideon shall resign as a member of the Board of Directors of HAPS.

(c)                                  Notwithstanding the resignation of the other director, Antoine Gideon, pursuant to Section 2.02(b), Mark Buck shall continue to serve as a member of the Board of Director of HAPS after Closing.

(d)                                 Immediately prior to Closing, all of the current officers of HAPS including Mark Buck, its President, shall resign as officers of HAPS. After the Closing Date, the newly constituted Board of Directors of HAPS consisting of the individuals appointed pursuant to Section 2.2(a) and Mark Buck shall appoint Shinichi Kanemoto as President, and appoint such other officers as it deems is necessary and in the best interests of HAPS.

(e)                                  Prior to Closing, HAPS shall obtain the necessary board and shareholder approval to (i) consummate the share exchange contemplated by this Agreement, and (ii) sell, spin off or otherwise dispose of its operations, including management, assets and liabilities, except as otherwise set forth herein, and shall complete such sale, spin-off or other disposition in a manner satisfactory to PGMI in its sole discretion.

(f)                                    Prior to Closing, HAPS shall obtain necessary board and shareholder approval to (i) change the name of the corporation to PGMI USA, Inc. or such other similar name as is available in the State of Utah, and (ii) designate the HAPS Preferred Stock such that sufficient HAPS Class E Stock is available to be to issued to the Shareholders and to Antaeus Capital Partners LLC following the Effective Time in the amounts described in Section 1.03 of this Agreement.

(g)                                 The independent registered public accounting firm engaged by PGMI shall have completed its audit of PGMI’s financial statements for the fiscal years ended June 30, 2005 and 2004, and shall have delivered to the Board of Directors of PGMI its report thereon.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF HAPS

HAPS hereby represents and warrants to PGMI as follows:

3.01                           Attached hereto is each of the following:

(a)                                  Financial Statements.  Audited financial statements of HAPS including, but not limited to, balance sheets and profit and loss statements from the fiscal years ended December 31, 2003 and 2004, and quarterly reviewed financial statements for the quarterly periods ended March 31, 2005, and June 30, 2005, each prepared in accordance with generally accepted accounting principles and which fairly present the financial condition of HAPS at the dates thereof. (Schedule A)

(b)                                 Property.  An accurate list and description of all property, real or personal, owned by HAPS of a value equal to or greater than $1,000.00. (Schedule B)

(c)                                  Liens and Liabilities. A complete and accurate list of all liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule A. (Schedule C) A complete and accurate list of all debts, liabilities and obligations of HAPS incurred or owing as of the date of this Agreement. (Schedule C.1)

(d)                                 Leases and Contracts.  A complete and accurate list describing all material terms of each lease (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which HAPS is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by HAPS (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 2004 or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule D)

(e)                                  Loan Agreements.  Complete and accurate copies of all loan agreements and other documents with respect to obligations of HAPS for the repayment of borrowed money. (Schedule E)

(f)                                    Consents Required.  A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to Closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule F)

(g)                                 Corporate Records.  Complete and accurate copies of (i) the Articles of Incorporation, as amended, (ii) Bylaws, as amended and (iii) all minute books, stock record books and other records of HAPS together with all amendments thereto to the date hereof. (Schedule G)

(h)                                 Shareholders.  A complete list of all persons or entities owning beneficially greater than 5% of a class of capital stock of HAPS prior to the Closing Date (as certified by HAPS’s transfer agent) or any rights to subscribe for, acquire, or receive shares of the capital stock of HAPS (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule H)

(i)                                     Officers and Directors.  A complete and current list of all Officers and Directors of HAPS, each of whom shall resign effective as of the Effective Date. (Schedule I)

(j)                                     Employees.  A complete and accurate list of all employees of HAPS and their current rate of compensation as of the date of this Agreement. (Schedule J)

(k)                                  Litigation.  A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of HAPS threatened, which may materially and adversely affect HAPS, including without limitation, any claim by any member of the Kanemitsu family, or anyone claiming rights through any members of such family. (Schedule K)

(l)                                     Tax Returns.  Accurate copies of all Federal, State and local tax returns for HAPS for the fiscal years ending December 31, 2003 and 2004. (Schedule L)

(m)                               Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by HAPS under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the last fiscal year. (Schedule M)

(n)                                 Banks.  A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which HAPS has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule N)

(o)                                 Jurisdictions Where Qualified.  A list of all jurisdictions wherein HAPS is qualified to do business and is in good standing. (Schedule O)

(p)                                 Employee and Consultant Contracts.  A complete and accurate list of all employee and consultant contracts which HAPS may have. (Schedule P)

(q)                                 Employee Benefit Plans.  Complete and accurate copies of all stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of HAPS in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule Q)

(r)                                    Insurance Policies.  A complete and accurate list (in all material respects) and a description of all material insurance policies naming HAPS as an insured or beneficiary or as a loss payable payee or for which HAPS has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by HAPS regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming HAPS as beneficiary covering the business activities of HAPS. (Schedule R)

(s)                                  Licenses and Permits.  A complete list of all licenses, permits and other authorizations of HAPS. (Schedule S)

3.02                           Organization, Standing and Power.   HAPS is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

3.03                           Qualification.  HAPS is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations.  Such jurisdictions, which are the only jurisdictions in which HAPS is duly qualified and licensed as a foreign corporation, are shown in Schedule O.

3.04                           Capitalization of HAPS.  The authorized capital stock of HAPS consists of 900,000,000 shares of stock, no par value, of which the only shares issued and outstanding are 19,381,060 of HAPS Common Stock and 3,018,760 shares of HAPS Class A Stock, which shares were duly authorized, validly issued and fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Act”) and any relevant state securities laws or pursuant to valid exemptions therefrom. There are no preemptive rights with respect to the HAPS Common Stock and the shares of HAPS Common Stock are free from restrictions on transfer (except as required by law) or any options, liens, pledges, security interests, encumbrances or charges of any kind.  HAPS has no other equity securities or securities containing equity features authorized, issued or outstanding.  Except as identified on Schedule H hereto, there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by HAPS, and there are no rights, subscriptions, warrants, options, conversion rights or other agreements of any kind outstanding to purchase or otherwise acquire from HAPS any shares of capital stock or other securities of HAPS.  There are no agreements or other obligations (contingent or otherwise) which may require HAPS to repurchase or otherwise acquire any shares of its capital stock.  HAPS does not own, and is not a party to a contract to acquire, any equity securities or other securities of any entity or indirect equity or ownership interest in any other entity.  HAPS is not a party to, and there do not exist any voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of HAPS.

3.05                           Authority.  The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the Board of Directors and shareholders, on the part of HAPS.  This Agreement constitutes the valid and binding obligation of HAPS enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance.  This Agreement has been duly executed by HAPS and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of HAPS’s Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which HAPS is a party or bound by.

3.06                           Absence of Undisclosed Liabilities.  HAPS has no liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.  As of the Effective Time, HAPS shall have no assets or liabilities other than those resulting from the acquisition of PGMI.

3.07                           Absence of Changes.  Since December 31, 2004 there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of HAPS, except for changes resulting from completion of those transactions described in Section 2.02(e) and Section 5.01.

3.08                           Tax Matters.  All taxes and other assessments and levies which HAPS is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by HAPS in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee’s and employer’s share) have been paid over to the government or placed in a separate and segregated bank account for such purpose.  There are no known deficiencies in income taxes for any periods and all returns, declarations, reports, estimates and statements required have been filed.  There are no liens or taxes upon any assets of HAPS, except taxes not yet due.  Further, the representations and warranties as to absence of undisclosed liabilities contained in

Section 3.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by HAPS income or business prior to the Effective Date.

3.09                           Title to Assets. HAPS is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

3.10                           Books and Records.  The books of account, minute books, stock record books, and other records of HAPS, complete copies of which have been made available to PGMI, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a material effect on HAPS or PGMI.

3.11                           Agreements in Force and Effect.  Except as set forth in Schedules D and E, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which HAPS is a party are valid and in full force and effect on the date hereof, and HAPS has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of HAPS.

3.12                           Legal Proceedings, Etc. Except as set forth in Schedule K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either HAPS or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of HAPS.  HAPS has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

3.13                           Governmental Regulation.  To the knowledge of HAPS and except as set forth in Schedule K, HAPS is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of HAPS.

3.14                           Brokers and Finders.  HAPS shall be solely responsible for payment to any broker or finder retained by HAPS for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated herein. HAPS has agreed to pay each of Antaeus Capital Partners, LLC and CCC Interests Limited finders’ fees in the form of 1,591,148 and 530,382, respectively, fully paid and nonassessable shares of HAPS Class A Stock.

3.15                           Accuracy of Information.  No representation or warranty by HAPS contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to PGMI pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

3.16                           Subsidiaries.  Except as listed in Schedule P, HAPS does not have any other subsidiaries or own capital stock of any other corporation.

3.17                           Consents.  Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by HAPS or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

3.18                           Employees.  Except as listed in Schedule P, HAPS has no employees and there are no persons who have provided services to HAPS prior to the Closing Date who have a claim against HAPS for any unpaid compensation.

3.19                           Environmental Matters.  None of the operations of HAPS involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state, local or foreign equivalent.

3.20                           Improper Payments.  Neither HAPS, nor any person acting on behalf of HAPS has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of HAPS (b) any customer, supplier or competitor of HAPS or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for HAPS or (c) any political party or any candidate for elective political office nor has any fund or other asset of HAPS been maintained that was not fully and accurately recorded on the books of account of HAPS.

3.21                           Copies of Documents.  HAPS has made available for inspection and copying by PGMI and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement.  Furthermore, all filings by HAPS with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct, to the best knowledge of the Board of Directors of HAPS, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of HAPS or adversely affect the objectives of this Agreement with respect to PGMI including, but not limited to, the issuance and subsequent trading of the shares of HAPS Common Stock to be received hereby, subject to compliance by the shareholders of PGMI with applicable law.  HAPS has made all necessary filings with the Securities and Exchange Commission and other governmental agencies.

3.22                           Valid Issuance of Securities.  The HAPS Class E Stock, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

3.23                           Directors, Officers and Controlling Shareholders.  No director, officer or controlling shareholder of HAPS has been subject to a criminal proceeding, bankruptcy, Securities and Exchange Commission or NASD censure in the last five years nor is any such individual under investigation for any of the above.

3.24                           Related Party Transactions.  Except as otherwise disclosed in its public filings with the Securities and Exchange Commission, no employee, officer or director of HAPS or member of his or her immediate family is indebted to HAPS, nor is HAPS indebted (or committed to make loans or extend or guarantee credit) to any of them.  No member of the immediate family of any officer or director of HAPS is directly or indirectly interested in any material contract with HAPS.  No employee, officer or director of HAPS, or member of the immediately family of any such employee, officer or director, has any direct or indirect interest in a competitor, supplier or customer of HAPS or other party with which HAPS transacts business.

3.25                           Tax-Free Reorganization.  Neither HAPS nor any of its officers and directors has through the date of this Agreement taken or agreed to take any action that would prevent the Exchange contemplated by this Agreement from qualifying as a reorganization under Section 368(a) of the Code.

3.26                           Full Disclosure.  The representations and warranties of HAPS contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact of which HAPS has knowledge that has not been disclosed to PGMI pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or could reasonably be expected to have a material adverse effect on HAPS or PGMI or materially adversely affect the ability of HAPS to consummate in a timely manner the transactions contemplated hereby.

3.27                           Zero Net Value.             As of the Closing Date, HAPS’s financial statement shall not have any assets or liabilities.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF
PGMI, INC.

PGMI hereby represents and warrants to HAPS as follows:

4.01                           PGMI shall deliver to HAPS, on or before Closing, the following:

(a)                                  Financial Statements.  Audited consolidated financial statements of PGMI including, but not limited to, balance sheets, income statements, statements of stockholders’ equity and statements of cash flows as at and for the fiscal years ended June 30, 2005 and 2004, each prepared in accordance with generally accepted accounting principles, consistently applied, and which fairly present the financial condition and results of operations of PGMI at the dates thereof and for the periods presented. (Schedule AA)

(b)                                 Consents Required.  A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to Closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule BB)

(c)                                  Certificate and Bylaws.  Complete and accurate copies of the Certificate of Incorporation and Bylaws of PGMI, together with all amendments thereto to the date hereof. (Schedule CC)

(d)                                 Shareholders.  A complete list of all persons or entities of record holding capital stock of PGMI or any rights to subscribe for, acquire, or receive shares of the capital stock of PGMI (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule DD)

(e)                                  Officers and Directors.  A complete and current list of all officers and Directors of PGMI. (Schedule EE)

(f)                                    Litigation.  A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of PGMI threatened, which may materially and adversely affect PGMI. (Schedule FF)

(g)                                 Jurisdictions Where Qualified. A list of all jurisdictions wherein PGMI is qualified to do business and is in good standing. (Schedule GG)

(h)                                 Subsidiaries.  A complete list of all subsidiaries of PGMI. (Schedule HH) The term “Subsidiary” or “Subsidiaries” shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which PGMI has an interest, direct or indirect.

4.02                           Organization, Standing and Power.  PGMI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

4.03                           Qualification.  PGMI is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations.  Such jurisdictions, which are the only jurisdictions in which PGMI is duly qualified and licensed as a foreign corporation, is shown in Schedule OO.

4.04                           Capitalization of PGMI.  The authorized capital stock of PGMI consists of 100,000 shares of Common Stock, par value $.0001 per share, of which the only shares issued and outstanding are 10,000 shares issued to the shareholders listed on Schedule HH, which shares were duly authorized, validly issued and fully paid and nonassessable.  There are no preemptive rights with respect to the PGMI Common Stock and the shares of PGMI Common Stock are free from restrictions on transfer or any options, liens, pledges, security interests, encumbrances or charges of any kind. PGMI has no other equity securities or securities containing equity features authorized, issued or outstanding. There are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by PGMI. There are no rights, subscriptions, warrants, options, conversion rights or other agreements of any kind outstanding to purchase or otherwise acquire from PGMI any shares of capital stock or other securities of PGMI.  There are no agreements or other obligations (contingent or otherwise) which may require PGMI to repurchase or otherwise acquire any shares of its capital stock.  PGMI does not own, and is not a party to a contract to acquire, any equity securities or other securities of any entity or director or indirect equity or ownership interest in any other entity. PGMI is not a party to, and there do not exist any voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of PGMI.

4.05                           Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of PGMI.  This Agreement constitutes the valid and binding obligation of PGMI, enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance.  This Agreement has been duly executed by PGMI and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of PGMI’s Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which PGMI is a party or bound.

4.06                           Absence of Undisclosed Liabilities.  PGMI has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

4.07                           Absence of Changes.  Since the date of the most recent financial statements, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of PGMI, except for changes resulting from completion of those transactions described in Section 5.02.

4.08                           Books and Records.  The books of account, minute books, stock record books, and other records of PGMI, complete copies of which have been made available to HAPS, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a material effect on HAPS or PGMI.

4.09                           Legal Proceedings, Etc.  There are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of PGMI, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of PGMI.  PGMI has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

4.10                           Governmental Regulation.  To the knowledge of PGMI, PGMI is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of PGMI.

4.11                           Broker and Finders.  PGMI shall be solely responsible for payment to any broker or finder retained by PGMI for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated herein.

4.12                           Accuracy of Information.  No representation or warranty by PGMI contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to HAPS pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

4.13                           Subsidiaries.  PGMI does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any corporation other than as set forth in Schedule HH to this Agreement.

4.14                           Consents.  No consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by PGMI or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

4.15                           Copies of Documents.  PGMI has made available for inspection and copying by HAPS and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with any governmental agencies which are material to the terms and conditions contained in this Agreement.  Furthermore, all filings by PGMI with governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of PGMI or adversely affect the objectives of this Agreement.

4.16                           Directors, Officers and Controlling Shareholders.  No director, officer and controlling shareholder of PGMI has been subject to a criminal proceeding, bankruptcy, Securities and Exchange Commission or NASD censure in the last five years nor is any such individual under investigation for any of the above.

4.17                           Tax-Free Reorganization.  Neither PGMI nor any of its officers and directors has through the date of this Agreement taken or agreed to take any action that would prevent the Exchange contemplated herein from qualifying as a reorganization under Section 368(a) of the Code.

4.18                           Full Disclosure.  The representations and warranties of PGMI contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact of which PGMI has knowledge that has not been disclosed to HAPS pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or could reasonably be expected to have a material adverse effect on HAPS or PGMI or materially adversely affect the ability of PGMI to consummate in a timely manner the transactions contemplated hereby.

ARTICLE 5
CONDUCT AND TRANSACTIONS PRIOR TO THE
EFFECTIVE TIME OF THE ACQUISITION

5.01         Conduct and Transactions of HAPS.  During the period from the date hereof to the Effective Date, HAPS shall:

(a)                                  Except as set forth in Section 2.02(e), conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns required to be filed and paying all taxes due; and

(b)                                 Maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities.

HAPS shall not during such period, except in the ordinary course of business, without the prior written consent of PGMI:

(c)                                  Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of its properties or assets;

(d)                                 Except as set forth in paragraph 5.01(c) above, declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(e)                                  Except as set forth in paragraph 5.01(d) above, issue, reissue or sell, or issue capital stock of HAPS or options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

(f)                                    Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

(g)                                 Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

(h)                                 Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

(i)                                     Make any material change in its insurance coverage;

(j)                                     Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

(k)                                  Enter into any agreement or make any commitment to any labor union or organization; or

(l)                                     Make any capital expenditures.

5.02         Conduct and Transactions of PGMI.  During the period from the date hereof to Effective Date, PGMI shall:

(a)                                  Obtain an investment letter from each shareholder of PGMI in a form substantially like that attached hereto as Exhibit C; and

(b)                                 Conduct the operations of PGMI in the ordinary course of business.

PGMI shall not during such period, except in the ordinary course of business, without the prior written consent of HAPS:

(c)                                  Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(d)                                 Issue, reissue or sell, or issue capital stock of PGMI or options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock; or other securities; or

(f)                                    Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell substantially all of its assets or change in any manner the rights of its capital stock or other securities.

ARTICLE 6
RIGHTS OF INSPECTION

6.01         Due Diligence; Access to Information; Confidentiality.

(a)                                  Between the date hereof and the Closing Date, HAPS and PGMI shall afford to the other party and their authorized representatives the opportunity to conduct and complete a due diligence investigation of the other party as described herein. In light of the foregoing, each party shall permit the other party full access on reasonable notice and at reasonable hours to its properties and shall disclose and make available (together with the right to copy) to the other party and its officers, employees, attorneys, accountants and other representatives (hereinafter collectively referred to as “Representatives”), all books, papers, and records relating to the assets, stock, properties, operations, obligations and liabilities of such party and its subsidiaries, including, without limitation, all books of account (including, without limitation, the general ledger), tax records, minute books of directors’ and stockholders’ meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants’ work papers, litigation files (including, without limitation, legal research memoranda), attorney’s audit response letters, documents relating to assets and title thereto (including, without limitation, abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to the real and personal property), plans affecting employees, securities transfer records and stockholder lists, and any books, papers and records (collectively referred to herein as “Evaluated Material”) relating to other assets or business activities in which such party may have a reasonable interest, and otherwise provide such assistance as is reasonably requested in order that each party may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the other party; provided, however, that the foregoing rights granted to each party shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of the respective party set forth herein. In addition, each party and its Representatives shall cooperate fully (including providing introductions, where necessary) with such other party to enable the party to contact third parties, including customers, prospective customers, specified agencies or others as the party deems reasonably necessary to complete its due diligence; provided that such party agrees not to initiate such contacts without the prior approval of the other party, which approval will not be unreasonably withheld.

(b)                                 HAPS and PGMI agree that each such party will not use the Evaluation Material for any purpose other than in connection with the transactions contemplated hereunder.  Each agrees not to disclose or allow disclosure to others of any Evaluation Material, except to such party’s Affiliates or Representatives, in each case, to the extent necessary to permit such Affiliate or Representative to assist such party in connection with the transactions contemplated hereunder.  Each agrees that it will, within ten (10) days of the other party’s request, re-deliver to such party all copies of that party’s Evaluation Material in its possession or that of its affiliates or Representatives if the Exchange contemplated by this Agreement does not close as contemplated herein.

(c)                                  In the event any party or anyone to whom Evaluation Material has been transmitted in accordance with the terms herein is requested in connection with any proceeding to disclose any Evaluation Material, such party will give the other party prompt notice of such request so that the other party may seek an appropriate protective order or other remedy or waive compliance with this Agreement, and such party will cooperate with the other party to obtain such protective order.  In the event such protective order is not obtained, the other party waives compliance with the relevant provisions of this Section, such party (or such person to whom such request is directed) will furnish only that portion of the Evaluation Material which is required to be disclosed.

(d)                                 Notwithstanding any of the foregoing, if prior to Closing, for any reason, the transactions contemplated by this Agreement are not consummated, neither HAPS nor PGMI nor any of their Representatives shall disclose to third parties or otherwise use any Evaluation Material or other confidential information received from the other party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

(i)            is or becomes generally available to the public other than as a result of a disclosure by such party, its affiliates or Representatives;

(ii)           was available to such party on a non-confidential basis prior to its disclosure;

(iii)          becomes available to such party on a non-confidential basis from a source other than the other party or its agents, advisors or Representatives;

(iv)          developed by such party independently of any disclosure by the other party; or

(v)           is disclosed in compliance with Section 6.01(c).

This provision shall not prohibit the disclosure of information required to be made under federal or state securities laws. If any disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

6.02                           HAPS and PGMI each agree that money damages would not be sufficient to remedy any breach by the other party of this Section, and that, in addition to all other remedies, each party against which a breach of this Section has been committed shall be entitled to specific performance and injunctive or other equitable relief as a remedy of such breach.

ARTICLE 7
CONDITIONS TO CLOSING

7.01         Conditions to Obligations of PGMI. The obligation of PGMI to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by PGMI.

(a)                                  Representations and Warranties.  There shall be no information disclosed in the schedules delivered by HAPS, which in the opinion of PGMI, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement.  The representations and warranties of HAPS set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b)                                 Performance of Obligations.  HAPS shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and HAPS shall have complied in all material respects with the course of conduct required by this Agreement.

(c)                                  Corporate Action.  HAPS shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for PGMI that HAPS has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

(d)                                 Consents.  Execution of this Agreement by the shareholders of PGMI and any consents necessary for or approval of any party listed on any Schedule delivered by HAPS whose consent or approval is required pursuant thereto shall have been obtained.

(e)                                  Statutory Requirements.  All statutory requirements for the valid consummation by HAPS of the transactions contemplated by this Agreement shall have been fulfilled.

(f)                                    Governmental Approval.  All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by HAPS for consummation of the transactions contemplated by this Agreement shall have been obtained.

(g)                                 Market Condition.  Up to and including the Closing Date, HAPS shall have maintained its listing on the OTC Bulletin Board, without any trading and quotation halts or other notices of deficiency received by or imposed against HAPS.

(h)                                 Changes in Financial Condition of HAPS.  There shall not have occurred any material adverse change in the financial condition or in the operations of the business of HAPS, except expenditures in furtherance of this Agreement.

(i)                                     Absence of Pending Litigation.  HAPS is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

(j)                                     Authorization for Issuance of Stock.  PGMI shall have received in form and substance satisfactory to counsel for PGMI a letter instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of HAPS to issue stock certificates representing ownership of HAPS common stock to PGMI shareholders in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

(k)                                  Books and records.  HAPS shall deliver to PGMI all books and records of HAPS.

(l)                                     Shareholder Approval.  The HAPS shareholders shall have approved this Agreement and Plan of Reorganization.

7.02         Conditions to Obligations of HAPS.  The obligation of HAPS to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by HAPS.

(a)                                  Representations and Warranties.  There shall be no information disclosed in the schedules delivered by PGMI, which in the opinion of HAPS, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement.  The representations and warranties of PGMI set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b)                                 Performance of Obligations.  PGMI shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and PGMI shall have complied in all respects with the course of conduct required by this Agreement.

(c)                                  Corporate Action.  PGMI shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for HAPS that PGMI has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

(d)                                 Consents.  Any consents necessary for or approval of any party listed on any Schedule delivered by PGMI, whose consent or approval is required pursuant thereto, shall have been obtained.

(e)                                  Financial Statements.  HAPS shall have been furnished with audited financial statements of PGMI including, but not limited to, balance sheets, income statements, statements of stockholders’ equity and statements of cash flows as at and for the fiscal years ended June 30, 2005 and 2004 each prepared in accordance with generally accepted accounting principles, consistently applied, and which fairly present the financial condition and results of operations of PGMI at the dates thereof and for the periods presented.

(f)                                    Statutory Requirements. All statutory requirements for the valid consummation by PGMI of the transactions contemplated by this Agreement shall have been fulfilled.

(g)                                 Governmental Approval.  All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by PGMI for consummation of the transactions contemplated by this Agreement shall have been obtained.

(h)                                 Changes in Financial Condition of PGMI.  There shall not have occurred any material adverse change in the financial condition or in the operations of the business of PGMI, except expenditures in furtherance of this Agreement.

(i)                                     Absence of Pending Litigation.  PGMI is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

(j)                                     Shareholder Approval.  The PGMI shareholders shall have approved this Agreement and Plan of Reorganization.

ARTICLE 8
MATTERS SUBSEQUENT TO CLOSING

8.01                           Covenant of Further Assurance.  The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.

ARTICLE 9
NATURE OF REPRESENTATIONS

9.01                           All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by HAPS or PGMI pursuant hereto, or otherwise adopted by HAPS, by its written approval, or by PGMI by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by HAPS or PGMI as the case may be.  All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations.

ARTICLE 10
TERMINATION OF AGREEMENT AND
ABANDONMENT OF REORGANIZATION

10.01       Termination.  Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

(a)                                  By mutual written consent of the Boards of Directors of HAPS and PGMI.

(b)                                 By the Board of Directors of HAPS if any of the conditions set forth in Section 7.02 shall not have been satisfied by the Closing Date.

(c)                                  By the Board of Directors of PGMI if any of the conditions set forth in Section 7.01 shall not have been satisfied by the Closing Date.

(d)                                 By the Board of Directors of PGMI if this Agreement and Plan of Reorganization is not duly approved by the stockholders of PGMI following a vote of the stockholders of PGMI.

(e)                                  By either of the Boards of Directors of HAPS or PGMI if the Closing Date is not on or before November 30, 2005, or such later date as HAPS and PGMI may mutually agree (except that a party seeking to terminate this Agreement pursuant to this clause may not do so if the failure to consummate the Exchange contemplated by this Agreement by such date shall be due to the action or failure to act of the party seeking to terminate the Agreement in breach of such party’s obligations under this Agreement).

10.02       Termination of Obligations and Waiver of Conditions; Payment of Expenses.  In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 hereof, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other.  For the costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel, HAPS shareholders shall bear the expenses incurred by HAPS, and PGMI shareholders shall bear the expenses incurred by PGMI.

ARTICLE 11
EXCHANGE OF SHARES

11.01       Exchange of Shares.  At the Effective Time, HAPS shall issue a letter to the transfer agent of HAPS with a copy of the resolution of the Board of Directors of HAPS authorizing and directing the issuance of HAPS shares as set forth on Exhibit A to this Agreement.

11.02       Holding Period and Investment Intent. The Shareholders agree not to sell any share of HAPS Class E Stock they acquire pursuant to this Agreement until the date of conversion of such preferred stock into common stock. The Shareholders further represent and warrant that such shares being acquired pursuant to this Agreement are being acquired for his or its own account as applicable, and not with a view to the public resale or distribution of such shares and further acknowledge that the shares being issued have not been registered under the Securities Act and are “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

11.03       Restrictions on Shares Issued to PGMI.  Due to the fact that the Shareholders will receive shares of HAPS Class E Stock in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of HAPS will contain the following legend:

The shares represented by this certificate have not been registered under the Securities Act of 1933.  The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Corporation that such registration is not required.

ARTICLE 12
MISCELLANEOUS

12.01       Construction.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware excluding the conflicts of laws.

12.02       Expenses.  Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

12.03                     Notices.  All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:

If to “HAPS” 5231-A Kuaiwi Place Honolulu, Hawaii 96821	If to “PGMI” 5192 Bolsa Avenue Huntington Beach, California 92649-1005

With copies to: Cletha A. Walstrand, Esq. 8 East Broadway, Suite 609 Salt Lake City, Utah 84111 Fax: 801 363 8512	With copies to: William T. Gay Snell & Wilmer LLP 600 Anton Boulevard, 14th Floor Costa Mesa, California 92626-7689 Fax: 714 427 7799

12.04                     Amendment and Waiver.  The parties hereby may, by mutual agreement in writing signed by or on behalf of each party, amend this Agreement in any respect.  Any term or provision of this Agreement may be waived in writing signed by an authorized officer at any time by the party against which such waiver is to be charged, such waiver right shall include, but not be limited to, the right of either party to:

(a)                                  Extend the time for the performance of any of the obligations of the other;

(b)                                 Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

(c)                                  Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

(d)                                 Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement.

Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 12.04 shall be valid if authorized or ratified by the Board of Directors of such party.

12.05                     Remedies not Exclusive.  No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.  The election of any one or more remedies by HAPS or PGMI shall not constitute a waiver of the right to pursue other available remedies.

12.06                     Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.07                     Benefit.  This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of HAPS and PGMI and its shareholders.

12.08                     Entire Agreement.  This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

12.09                     Captions and Section Headings.  Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

Executed as of the date first written above.

HAPS USA, Inc.			PGMI, Inc.

By:	/s/ MARK BUCK	By:	/s/ SHINICHI KANEMOTO
	Mark Buck, President		Shinichi Kanemoto, Chief Executive Officer

SHAREHOLDERS

/s/ EIICHI KANEMOTO
Eiichi Kanemoto

/s/ GAKUSHIN KANEMOTO
Gakushin Kanemoto

/s/ KOUSEI KANEMOTO
Kousei Kanemoto

/s/ SHINICHI KANEMOTO
Shinichi Kanemoto

/s/ TAIKI KANEMOTO
Taiki Kanemoto

/s/ TOMIKO HAYAKAWA
Tomiko Hayakawa

EXHIBIT A

Name of Shareholder	Number of HAPS Class E Shares
Eiichi Kanemoto	38,823,999 - 40%

Gakushin Kanemoto	1,455,900 - 1.5%

Kousei Kanemoto	8,250,100 - 8.5%

Shinichi Kanemoto	38,823,999 - 40%

Taiki Kanemoto	8,250,100 - 8.5%

Tomiko Hayakawa	1,455,900 - 1.5%

A-1

EXHIBIT B

HAPS USA, INC.

CERTIFICATE OF DESIGNATION OF CLASS E CONVERTIBLE PREFERRED STOCK

EXHIBIT C

FORM OF INVESTMENT REPRESENTATION STATEMENT

PURCHASER:

ISSUER:	HAPS USA, Inc.

SECURITY:	Class E CONVERTIBLE PREFERRED STOCK which are convertible into Common Stock (jointly referred to as “Security”)

QUANTITY:	Shares

In connection with the share exchange agreement dated            , 2005, and my acquisition of the above-listed Securities of the Issuer, I, the Purchaser, represent to the Issuer the following:

(1)                                  Investment.  I am aware of the Issuer’s business affairs and financial condition.  I am acquiring the Securities for investment for my own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933 (as Amended).  These Securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of the investment intent as expressed herein.  In this connection I understand that, in view of the Securities and Exchange Commission (“SEC”), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise.  I have no such intention.  I understand that I may not convert these Securities into Shares of the Issuer’s Common Stock for a period of two (2) years following my acquisition thereof.

(2)                                  Restrictions on Transfer Under Securities Act.  I further acknowledge and understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available.  Moreover, I understand that the Issuer is under no obligation to register the Securities.  In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or unless the Issuer receives an opinion of counsel reasonably satisfactory to the Issuer that such registration is not required.

(3)                                  Sales Under Rule 144.  I am aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which in substance permits limited public resale of securities acquired in a non- public offering subject to the satisfaction of certain conditions, including: (i) the availability of certain current public information about the Issuer, (ii) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a “ market maker,” and (iv) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).

(4)                                  Limitations on Rule 144.  I further acknowledge and understand that the Issuer, at any time I wish to sell the Securities, may not be satisfying the public information requirement of Rule 144, and, in such case, I would be precluded from selling the Securities under Rule 144 even if the minimum holding period had been satisfied.

(5)                                  Sales Not Under Rule 144.  I further acknowledge that, if all the requirements of Rule 144 are not met, then Regulation A, or some other registration exemption will be required; and that, although Rule 144 is not exclusive, the staff of the Commission has expressed its opinion (i) that persons proposing to sell private placement securities other than in a registered offering or pursuant to an exemption from registration is available for such offers or sales, and (ii) that such persons and the brokers who participate in the transactions do so at their own risk.

(6)                                  Stop Transfer Instructions.  I further understand that stop transfer instructions will be in effect with respect to the transfer of the Securities consistent with the above.

(7)                                  Additional Representations and Warranties.  In addition, I represent and warrant:

(i)                                     That I have had the opportunity to ask questions of, and receive answers from, the Issuer (or any person acting on its behalf) concerning the Issuer and my proposed investment in the Securities;

(ii)                                  That I have concluded that I have sufficient information upon which to base my decision to acquire the Securities;

(iii)                               That I have made my own determination of the value of the Securities and have not relied upon any statements, representations or warranties of the Issuer regarding the value of the Securities or the business prospects of the Issuer;

(iv)                              That I understand that in acquiring the Securities, I am making a highly speculative investment with the knowledge that the Issuer is in the initial stages of development;

(v)                                 That I am capable of bearing the economic risk and burdens of the investment, the possibility of complete loss of all of the investment, and the possible inability to readily liquidate the investment due to the lack of public market; and

(vi)                              That I understand that, in selling and transferring the Securities, the Issuer had relied upon an exemption from the registration requirements of the Securities Act and that, in an attempt to effect compliance with all the conditions of such exemption, the Issuer is relying in good faith upon all of my foregoing representations and warranties.

SIGNATURE OF PURCHASER

Date:

Address:

C-2